UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 15, 2011
Date of Report (Date of earliest event reported)

EPIQ Systems, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Kansas Avenue, Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2011, the board of directors of Epiq Systems, In. ("Epiq") declared a cash dividend of $0.05 per share of outstanding common stock. The dividend will be payable on November 17, 2011, to shareholders of record at the close of business on October 27, 2011.

On September 15, 2011, Epiq also issued a press release announcing the board of directors' declaration of the cash dividend. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 8.01 of this Current Report on Form 8-K and in the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by Epiq under the Securities Act of 1933, as amended, or the Exchange Act, whether filed or made before or after the date hereof, except as otherwise expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following item is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release, dated September 15, 2011, announcing the declaration of a cash dividend.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ Systems, Inc.
Date: September 15, 2011	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director